UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): NOVEMBER 21, 2023

(Exact name of registrant as specified in its charter)

HANNOVER HOUSE, INC.

Wyoming Registered Corp.

000-28723

(Commission File Number)

FED E.I.N.

91-1906973

133 N. Muskogee Road, Suite J, Tahlequah, OK 74464 (Principal Operating Office)

Telephone number, including area code: 818-481-5277

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NOT APPLICABLE / OTC: HHSE, OTC Markets

SEC 873 (09-23)

Section 1 - Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2023, the Company Board of Directors met and ratified or otherwise acknowledged the following transactions:

1.01-A. Major Studio / Streaming Venture for WILDFIRE feature. The Company entered into an agreement for All Channel Films to close and administer the North American streaming licensing of the WILDFIRE movie with a major studio partner. The participation of All Channel Films fulfills the requirement of utilizing known supplier with respect to liability and Errors and Omissions. Disclosure details of the distribution ventures, partners and licensors for the WILDFIRE movie will be withheld pending joint approval with these third-parties.

1.01-B. Acceptance of Non-Affiliate / Short-Term Loans. As disclosed in the Quarterly OTC Markets filings previously published for the periods ending 06/30/2023 and 09/30/2023, the Company accepted a total of $180,190 in short-term loans from non-affiliates - which are anticipated to be repaid in full and on time from distribution royalty advances from the delivery of the motion picture, WILDFIRE. Additional proceeds from WILDFIRE distribution advances will be utilized to pay off the remaining balance of the Lewin settlement agreement and to substantially reduce balances remaining for Hinds-Shankman, Shuttlewoods and Uptone settlements. The Company plans to retire or reduce other previously disclosed payables balances, including debts due to Accounting for Value, Genautica, other short-term note holders, the Stafford Building and to HHSE CEO Eric Parkinson for more than $100,830 in loans made to the Company over the past three years.

1.01-B. Option for Cowboys of Cannabis Sequels or Additional Episodes. Company will have until Dec. 31, 2023 to elect to co-finance and otherwise partner with One-Eleven Productions on the creation of additional episodes of Cowboys of Cannabis. The pilot program launched November 3, 2023 on TUBI in the USA Market, and will be expanding to many other platforms in early December. Company will have the benefit of determining audience response before exercising or passing on the option to create additional Cowboys of Cannabis programs.

1.01-C. Sales Agency Representation for Unholy Song. Company has entered into an agreement with Trupeak Entertainment for the Worldwide Sales Agency Representation of Unholy Song, a suspense thriller from director Arthur Night. All rights, excluding the first-release launch via a Major U.S. Studio, will be handled by Hannover House. The film is scheduled for a USA Theatrical release in September, 2024, with Hannover House making sales at EFM (Berlin) in February and at Cannes in May.

1.01-D. Major A.I. Animated Feature, Journey to Utopia. Hannover House has revised the screenplay previously known as Mother Goose: Journey to Utopia and modified the production to accommodate a coproduction opportunity in Ireland to create the first ever, fully A.I. generated animated film (all A.I. excepting for talent vocal performances, which will include three Academy Award Winners). Public disclosure of the details of the financing structure and co-production partners are subject to approval of third-parties; however, Hannover House is authorized to announce that the Company will not be directly financing this production but will, instead, be the beneficiary of acting as the Sales Agency for all territories and Media (excluding the U.K. and Ireland).

Section 3 - Securities and Trading Markets

The Company will be expeditiously filing the application for up-list off the OTC Markets Pinksheets and onto the QB trading board. This process requires the filing of a PCAOB audit and other applicable disclosures; the filing of the application does not assure approval by the OTC Markets, as one of the conditions for acceptance onto the QB trading board is that the price per share of issuers be greater than one-cent ($.01), which does not currently apply to Company as of the date of this Form 8 filing. However, Management believes that the action of filing the PCAOB audit and OTC QB application could inspire greater interest, volume and pricing of HHSE shares, and thus meet the minimum pricing threshold prior to the expiration of the QB application period. The uplist to OTC QB is a companion achievement to other Company activities towards registration of securities with the S.E.C.

Section 4 - Matters Related to Accountants and Financial Statements

In respect of the current activities and filings, Company has engaged the services of Tomer Tal, Esquire to advise on issues of Securities, OTC Markets up-list, Form 10 Registration and S-1 opportunities. Mr. Tal is a seasoned securities industry attorney, licensed in California and adept in the proper formatting, strategy and disclosures required in such matters. The Company will continue to utilize the services of Ms. Morgan Petitti, Esq., specifically regarding securities transactions.

Section 5 - Corporate Governance and Management

Company has elected to formalize the Board of Directors status for Christian K. Large, who has been working as a Board advisor for the past two years. Company has also elected to revoke the prior advisory position and marketing consultancy work of Desiree Garnier, following an unsatisfactory performance on key projects for which Ms. Garnier had been assigned. Negotiations are underway with a replacement marketing consultant and advisor, and this engagement is expected to be formalized by December 1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors has authorized an amendment to the Articles of Incorporation to allow for an increase in the total Authorized Shares. As of the date of this disclosure filing, the Authorized Share count was limited to 1.1-billion Common Stock Shares. At the advice of counsel, and in respect of the potential conversion options that exist with some of the third-party, non-affiliate notes (in the event that Company does not repay said notes in a timely manner), the total of Authorized Shares shall be increased to 1.25-Billion Common Stock Shares. The Company does not anticipate defaulting on any of the notes for which conversion clauses exist and therefore the Company does not anticipate issuing any of the shares resulting from this increase in Authorized stock. However, in compliance with the practice of retaining a reserve for such contingent liabilities, the Board has accepted the recommendation to increase the Authorized Share count to 1.25-billion shares. The modification of the Articles of Incorporation and By-Laws will be filed with the Wyoming Secretary of State on or before Jan. 1, 2024, and a certified copy will be provided thereafter to Standard Registrar & Transfer.

Section 8 - Other Events

On or about Sept. 25, 2023, HHSE C.E.O. Eric Parkinson purchased 1,215,000 shares of HHSE Common Stock, and disclosed these transactions via a Form 4 Statement to the Securities and Exchange Commission. The majority of these shares were purchased in private-sale transactions. Although filed in a timely manner (both electronically and via US Mail), the Form 4 was not promptly published onto the Edgar database due to access issues for the Company from prior passwords, pass-phrases and access authority, which had been previously vested with former HHSE President Don Frederick Shefte, (now deceased). In response, Company management took the appropriate steps to authorize HHSE CEO Eric Parkinson as the authorized signatory on behalf of Hannover House, Inc. with respect to any and all S.E.C. / Edgar filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant) /s/ ERIC F. PARKINSON

______________________________________________________

ERIC F. PARKINSON, on behalf of HANNOVER HOUSE, INC.

Date: November 22, 2023

/s/ ERIC F. PARKINSON

______________________________________________________

ERIC F. PARKINSON, President & C.E.O.